                                                                    EXHIBIT 99.1

                VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                  PRIOR TO 5:00 P.M., EASTERN STANDARD TIME,
                              ON MARCH __, 1998.

OMEGA WORLDWIDE, INC.                             RIGHTS CERTIFICATE NO. ______
CUSIP NO.________



Dear Shareholder:

         As the registered owner of this Rights Certificate, you are entitled to subscribe for shares of common stock ("Shares") of Omega Worldwide, Inc. ("Omega Worldwide") at the subscription price (the "Subscription Price") of $_____ per Share and upon the terms and conditions set forth in the enclosed Prospectus dated March ___, 1998 (the "Prospectus"). You are entitled to subscribe for one Share at the Subscription Price for every one Right held by you. If you were a holder of Shares on March __, 1998 (the "Record Date") and if you have validly exercised all of the Rights initially issued to you to the extent possible, you have the further right to oversubscribe for additional Shares (the "Oversubscription Privilege"), subject to the maximum number of Shares offered in the Rights Offering and certain other restrictions described in the Prospectus, including proration of available Shares. You may not purchase fractional Shares.

         Certificates for Shares purchased pursuant to the exercise of Rights will be mailed as soon as practicable after the receipt of all required documents and payment in full of the Subscription Price due for such Shares. Certificates for Shares purchased pursuant to the exercise of the Oversubscription Privilege will be mailed as soon as practicable after the Expiration Date and the receipt of all required documents and payment in full of the Subscription Price due for such Shares.

                   THIS RIGHTS CERTIFICATE IS NOT TRANSFERABLE

         Payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights must accompany this properly completed and duly executed Rights Certificate, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "Omega Worldwide Rights Offering". Alternatively, subscribers may return a completed Notice of Guaranteed Delivery. PLEASE WRITE YOUR RIGHTS CERTIFICATE NUMBER, SET FORTH ABOVE, IN YOUR CHECK, BANK DRAFT, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY.

--------------------------------------------------------------------------------
               SECTION 1: DETAILS OF SUBSCRIPTION--PLEASE PRINT ALL INFORMATION
                     CLEARLY AND LEGIBLY
--------------------------------------------------------------------------------
                   IF YOU WISH TO EXERCISE ALL OF YOUR RIGHTS:

             A: I SUBSCRIBE FOR MY FULL ENTITLEMENT OF SHARES:

                         ______________ X  $______ = $ ______________
                             SHARES

                                 TOTAL AMOUNT ENCLOSED:   $__________

             B: OVERSUBSCRIPTION PRIVILEGE*:

                         ______________ X  $______ = $ ______________
                             SHARES
                      *I HAVE VALIDLY EXERCISED ALL RIGHTS INITIALLY ISSUED TO ME TO THE EXTENT POSSIBLE AND WAS
                      A HOLDER OF SHARES ON THE RECORD DATE.  I
                      UNDERTAKE TO PAY THE SUBSCRIPTION PRICE FOR
                      SHARES PURCHASED PURSUANT TO THE OVER-
                      SUBSCRIPTION PRIVILEGE WITHIN FOUR BUSINESS
                      DAYS OF RECEIPT FROM OMEGA WORLDWIDE OF A
                      WRITTEN CONFIRMATION OF THE NUMBER OF SHARES
                      ALLOCATED TO ME UNDER THE OVERSUBSCRIPTION
                      PRIVILEGE.

--------------------------------------------------------------------------------
               IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR RIGHTS:

 C: I SUBSCRIBE FOR ONLY _________ SHARES X $______ = $________(AMOUNT ENCLOSED)
--------------------------------------------------------------------------------


OMEGA WORLDWIDE, INC.               OMEGA WORLDWIDE, INC.              FIRST CHICAGO TRUST COMPANY OF NEW YORK


BY _______________________________  BY __________________________      BY _________________________________
         CHAIRMAN                                  SECRETARY                   MANAGING DIRECTOR


         To exercise all or part of your Rights, please complete part A. or C. of Section 1 on the reverse side of this certificate and Section 2 below. To exercise your Oversubscription Privilege, please also complete part B of Section 1 on the reverse side of this certificate.

         The completed Rights Certificate and payment or Notice of Guaranteed Delivery should be mailed or delivered to the Subscription Agent as follows:


     By Regular Mail:                               By Hand:
First Chicago Trust Company                First Chicago Trust Company
      of New York                                 of New York
Attention: Tenders & Exchanges           Attention: Tenders & Exchanges
  P.O. Box 2565, Suite 4660                    c/o THE DEPOSITORY
 Jersey City, NJ 07303-2565                       TRUST COMPANY
                                            55 Water Street, DTC TAD
                                         Vietnam Veterans Memorial Plaza
                                               New York, NY 10041

 By Facsimile Transmission:                   By Overnight Courier:
       (201) 222-4720                       First Chicago Trust Company
       (201) 222-4721                              of New York
    Confirm by Telephone                  Attention: Tenders & Exchanges
       (201) 222-4707                             Suite 4680-EEG
                                            14 Wall Street, 8th Floor
                                               New York, NY 10005
                   Delivery other than as set forth above will not constitute a valid delivery.


         FOR FURTHER INFORMATION CONCERNING COMPLETION AND EXECUTION OF THIS FORM, PLEASE CONTACT OMEGA WORLDWIDE'S INFORMATION AGENT, ________, AT
____________.

--------------------------------------------------------------------------------

                             SECTION 2: TO SUBSCRIBE

         I acknowledge that I have received the Prospectus for th is Rights Offering, and I hereby irrevocably subscribe for the number of Shares indicated in Section 1 on the terms and conditions set forth in this Prospectus.

         I understand that my Rights will be deemed exercised only when a properly completed and duly executed Rights Certificate and payment of the full Subscription Price with respect to such exercise have been received by the Subscription Agent.

SIGNATURE OF
SUBSCRIBER(S): __________________________            ___________________________

TELEPHONE NUMBER: (  )    __________________________________ (daytime)
                             AREA CODE

TELEPHONE NUMBER: (  )    __________________________________ (evening)
                             AREA CODE

Address for delivery of Shares if other than as shown on front:

[ ] Check here if permanent change.